EXHIBIT 24.3


                        CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the incorporation by reference of our report on A&B Bolt & Supply, Inc., dated April 30, 1998, included in Industrial Holdings, Inc.'s current report on Form 8-K dated October 28, 1998, into this Amendment No. 2 to Industrial Holdings, Inc.'s Registration Statement on Form S-3 File No. 333-53285 and into Industrial Holdings, Inc.'s previously filed Registration Statements on Form S-3 File No.'s 33-68376, 33-99852, 333-4160, 333-32033 and Registration Statements on Form S-8 File No.'s 33-68354, 333-27827 and 333-62653.


Arsement, Redd & Morella, L.L.C.

Lafayette, Louisiana
November 18, 1998

                                     Ex-4